 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    Departure of Principal Financial Officer and Principal Accounting Officer. On April 22, 2013, Christina Cook, Chief Financial Officer and the designated Principal Financial Officer and Principal Accounting Officer of Bank of Marin Bancorp (NASDAQ: BMRC) and its subsidiary bank, announced that she is resigning from her position effective May 10, 2013, in order to take a position with a non-banking company.

Cook's departure is voluntary and not based on any disagreement over the Company's accounting principles or practices, or financial statement disclosures. Chief Executive Officer Russ Colombo expressed his appreciation for Ms. Cook's years of valuable service to the Company and wished her continued success in her new career.

The Company has initiated a search to fill the Chief Financial Officer position.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 23, 2013	BANK OF MARIN BANCORP

		By:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President &
Chief Financial Officer
(Principal Financial & Accounting Officer)